Exhibit 99.6

Unaudited Pro Forma Condensed Financial Statement

On February 9, 2015, Heyu Leisure Holiday Corp.“Heyu Leisure” or the “Company” or the “Registrant” merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

The accompanying unaudited pro forma condensed financial statements have been prepared to present the balance sheet and statements of operations of the Company to indicate how the consolidated financial statements of the Company might have looked like if the share exchange with Heyu Capital and transactions related to the share exchange had occurred as of the beginning of the periods presented.

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements..

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer. Accordingly, the unaudited condensed pro forma financial statements dated 30 September 2014 and 2013 have been prepared and combined with those entities, which assume the common control transaction occurred from the beginning period to September 30, 2014.

Heyu Leisure Holiday Corp

Unaudited Pro Forma Consolidated Balance Sheet

As of September 30,2014

	Historical		Pro Forma

	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined

ASSETS

Current assets:

Cash	$105,755	$5,900	$-		$111,655
Account receivable, net	9,649	-	-		9,649
Prepayment	66,665	-	-		66,665
Inventory	3,500	-	-		3,500
Other receivable	-	-	-		-
Amount due from related parties	72,064		-		72,604
	257,633	5,900	-		263,533

Other assets					-
Deposit and prepayment	30,300	-	-		30,300
Property and leasehold improvement	446,388	-	-		446,388
Intangible asset	6,557	-	-		6,557
Goodwill	264,091	-	-		264,091
	747,336	-	-		747,336
Total assets	1,004,969	5,900	-		1,010,869

Liabilities
Current liabilities:
Account payable	$16,897	$-	$-		$16,897
Amount due to related parties	180,171	20,800	-		200,971
Other payables and accruals	28,409	5,225	-		33,634
Total liabilities	225,477	26,025	-		251,502

Common stock, $0.0001 par value	5,057,340	6,000	(5,057,340)	a	6,000

Additional paid in Capital	-	1,307	5,057,340	a	5,058,647
Retained earnings	(4,287,778)	(27,432)	-		(4,315,210)
Accumulated other comprehensive income	9,930	-	-		9,930
	779,492	(20,125)	-		759,367

Total equity and liabilities	1,004,969	5,900	-		1,010,869

Heyu Leisure Holiday Corp

Unaudited Pro Forma Consolidated Statement of Operation

For the Nine Months Ended September 30, 2014

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
Revenue	$262,922	$-	$-		$262,922

Loss: Cost of revenue	279,536	-	-		279,536
Cross loss	(16,614)	-	-		(16,614)

Operating expenses:
Selling expense	32,445	-	-		32,445
Operating expense	2,336,695	26,025	-		2,362,720
Finance expense	2,394	-	-		2,394
Net (loss) before tax	(2,388,148)	(26,025)	-		(2,414173)
Income tax	-	-	-		-
Net (loss)	$(2,388,148)	$(26,025)	$-		$(2,414,173)

Foreign exchange translation adjustment for the period	8,596	-	-		8,596

Comprehensive (loss)	$(2,379,552)	$(26,025)	-		$(2,405,577)

Net (loss) per weighted average common share					$(0.04)

Weighted average number of shares Outstanding					60,001,000

Heyu Leisure Holiday Corp

Unaudited Pro Forma Consolidated Statement of Operation

For the Nine Months Ended September 30, 2013

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
Revenue	$189,724	$-	$-		$189,724

Loss: Cost of revenue	(73,759)	-	-		(73,759)
Cross loss	115,965	-	-		115,965

Operating expenses:
Selling expense	13,420	-	-		13,420
Operating expense	2,088,852	1,407	-		2,090,259
Finance expense	2,601	-	-		2,601
Net (loss) before tax	(1,988,908)	(1,407)	-		(1,990,315)
Income tax	-	-	-		-
Net (loss)	$(1,988,908)	$(1,407)	$-		$(1,990,315)

Foreign exchange translation adjustment for the period	13,441	-	-		13,441

Comprehensive (loss)	$(1,975,467)	$(1,407)	-		$(1,976,874)

Net (loss) per weighted average common share					$(0.03)

Weighted average number of shares Outstanding					60,001,000

Heyu Leisure Holiday Corp

Notes to Unaudited Consolidated Pro Forma Financial Statements

1.	Basis of Presentation

These unaudited consolidated pro forma financial Statements have been prepared in order to present financial position and results of operations of the Registrant and consolidated financial statement of Heyu Capitals as if the acquisition had occurred as of the beginning of the periods presented. On January 25, 2014, operating entity- Wujiaer has been acquired through Xiamen Heyu. As a result of acquisition, the consolidated financial statement of Heyu Capital have been prepared and consolidated with those entities, which assume the transaction occurred from the beginning period to September 30, 2014.

The unaudited pro forma balance sheet has been prepared using the condensed balance sheet of the Company and consolidated balance sheet of Heyu Capital as of September 30, 2014. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2014 and 2013, have been prepared using the historical condensed statements of operations of the Company for the nine month period ended September 30, 2014 and 2013 respectively and consolidated statements of operations of Heyu Capital for the nine month period ended September 30, 2014 and 2013 respectively.

The pro forma financial statements should be read in conjunction with the financial statements of the Company as previously filed and the consolidated financial statements of Heyu Capital which can be found as attachments to the Form 8-K. These pro forma financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial condition and consolidated results of operations had the share exchange been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future. The pro forma financial statement presented is included the financial position and result of operation of operating entity- Wujiaer, which was acquired on January 25, 2014 through Xiamen Heyu. The purpose of this pro forma financial statement is to present the actual financial position and result of operation would be if the acquisition of operating entity was occurred as of the beginning of the period.

2.	Adjustments

The following pro forma adjustments are incorporated into the consolidated pro forma balance sheet as of September 30, 2014 and the combined pro forma statement of operations for the periods ended September 30, 2014.

The adjustment is to reflect the share exchange ratio of 1,000 shares of the Company for 40,000,000 shares of Heyu Capital as established in the acquisition agreement.